SUB-ITEM 77Q1(e)

                                 AMENDMENT NO. 4
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of October 29, 2003, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Investment Securities Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to add one portfolio, AIM Real Estate Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES


NAME OF FUND                               EFFECTIVE DATE OF ADVISORY AGREEMENT

AIM High Yield Fund                                   June 1, 2000

AIM Income Fund                                       June 1, 2000

AIM Intermediate Government Fund                      June 1, 2000

AIM Limited Maturity Treasury Fund                    June 1, 2000

AIM Money Market Fund                                 June 1, 2000

AIM Municipal Bond Fund                               June 1, 2000

AIM Real Estate Fund                                October 29, 2003

AIM Short Term Bond Fund                             August 29, 2002

AIM Total Return Bond Fund                          December 28, 2001

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.


                                                    AIM HIGH YIELD FUND
NET ASSETS                                                                                              ANNUAL RATE
First $200 million..................................................................................    0.625%
Next $300 million...................................................................................    0.55%
Next $500 million...................................................................................    0.50%
Amount over $1 billion..............................................................................    0.45%

                                                      AIM INCOME FUND
                                              AIM INTERMEDIATE GOVERNMENT FUND
                                                  AIM MUNICIPAL BOND FUND


NET ASSETS                                                                                              ANNUAL RATE
First $200 million..................................................................................    0.50%
Next $300 million...................................................................................    0.40%
Next $500 million...................................................................................    0.35%
Amount over $1 billion..............................................................................    0.30%



                                             AIM LIMITED MATURITY TREASURY FUND


NET ASSETS                                                                                              ANNUAL RATE
First $500 million..................................................................................    0.20%
Amount over $500 million............................................................................    0.175%


                                                   AIM MONEY MARKET FUND


NET ASSETS                                                                                              ANNUAL RATE
First $1 billion....................................................................................    0.55%
Over $1 billion.....................................................................................    0.50%


                                                    AIM REAL ESTATE FUND


NET ASSETS                                                                                              ANNUAL RATE
All Assets .........................................................................................    0.90%

                                                  AIM SHORT TERM BOND FUND


NET ASSETS                                                                                              ANNUAL RATE
All Assets .........................................................................................    0.40%


                                                 AIM TOTAL RETURN BOND FUND


NET ASSETS                                                                                              ANNUAL RATE
First $500 million..................................................................................    0.50%
Next $500 million...................................................................................    0.45%
Over $1 billion.....................................................................................    0.40%"


2.In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                               AIM INVESTMENT SECURITIES FUNDS


Attest:   /s/ Stephen R. Rimes                 By:  /s/ Kevin M. Carome
          ----------------------------              ---------------------------
              Assistant Secretary                   Kevin M. Carome
                                                    Senior Vice President


(SEAL)


                                               A I M ADVISORS, INC.


Attest:   /s/ Stephen R. Rimes                 By:  /s/ Mark H. Williamson
          ----------------------------              ---------------------------
              Assistant Secretary                   Mark H. Williamson
                                                    President


(SEAL)


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